UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2011
CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
399 Highland Avenue, Somerville, Massachusetts 02144
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (617) 628-4000
Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On August 17, 2011, Central Bancorp, Inc. (the “Company”) filed Articles of Amendment to the Company’s Articles of Organization with the Secretary of the Commonwealth of Massachusetts for the purpose of designating the terms, preferences, limitations and relative rights of a new series of Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). The Company’s Board of Directors authorized the Series B Preferred Stock in connection with the Company’s previously announced preliminary approval to receive an investment of up to $10.0 million in the Company’s preferred stock from the United States Department of the Treasury (the “Treasury”) under the Small Business Lending Fund (the “SBLF”). Subject to review of the SBLF documentation by the Company and final due diligence by the Treasury, the Company expects to consummate the SBLF issuance in August 2011. A copy of the Articles of Amendment for the Series B Preferred Stock is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Number	Description
3.1	Articles of Amendment to the Articles of Organization of the Company for the Series B Preferred Stock

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.
Date: August 23, 2011	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President, Treasurer and Chief Financial Officer